Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2024, in the Registration Statement (Form F-1) and related Prospectus of Fenbo Holdings Limited dated July 25, 2024.

Centurion ZD CPA & Co. (PCAOB ID: 2769)

Hong Kong

July 25, 2024